UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 17, 2023 (May 17, 2023)

COMMUNITY HEALTHCARE TRUST INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-37401	46-5212033
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3326 Aspen Grove Drive, Suite 150, Franklin, Tennessee 37067
(Address of Principal Executive Offices) (Zip Code)

(615) 771-3052

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value per share	CHCT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Financial Officer Appointment

On May 17, 2023, Community Healthcare Trust Incorporated (the “Company”) announced the appointment of William G. Monroe IV, age 44, as its Chief Financial Officer, effective June 1, 2023.

Mr. Monroe has served as Managing Director of the Healthcare Investment Banking Group at Truist Securities, Inc. in Atlanta. Mr. Monroe was responsible for buy-and-sell side advisory services as well as debt and equity capital markets origination for healthcare services segments including acute hospital, post-acute, alternate site, and healthcare REITs. He joined Truist Securities, Inc. as a Vice President in 2011 via its predecessor firm SunTrust Robinson Humphrey, Inc. Mr. Monroe began his investment banking career at J.P. Morgan Securities LLC in New York where he was an Associate in the Syndicated & Leveraged Finance Group from 2006 to 2009 with responsibilities for structuring and executing pro rata bank, leveraged loan, and high yield bond transactions. Other positions Mr. Monroe has held include Vice President of Private Equity Placement at Fortress Group, Inc. from 2010 to 2011, and prior to business school Commercial Banking Associate at SunTrust Bank from 2003 to 2004 and Consulting Analyst at Accenture from 2000 to 2003. Mr. Monroe holds a Bachelor of Science from Davidson College and a Master of Business Administration from the Tuck School of Business at Dartmouth.

Mr. Monroe’s initial base salary will be $480,000.00. In addition, the Company will award Mr. Monroe a grant of 7,000 shares per year of restricted stock for the next three years, which will vest equally over a five-year period in 2028, 2029, and 2030. Mr. Monroe will be eligible to participate in the Company’s employee stock incentive plan and receive incentive compensation and bonuses under the terms of his employment agreement with the Company. Mr. Monroe will be entitled to participate in the Company’s employee benefit plans and will receive benefits including health insurance, vacation pay, temporary living expenses and other standard benefits.

The Company entered into an employment agreement with Mr. Monroe, effective as of June 1, 2023, setting forth the terms and conditions of Mr. Monroe’s employment (the “Monroe Employment Agreement”). In the event that Mr. Monroe’s employment is terminated in a “Termination Other Than For Cause” or “Constructive Termination” (as such terms are defined in the Monroe Employment Agreement), Mr. Monroe shall be entitled to receive as severance compensation his then current base salary for a period of 12 months from the date of such termination, plus an amount equal to the greater of: (i) two times the average annual cash bonus, if any earned by Mr. Monroe in the two years immediately preceding the date of termination; and (ii) a one-time payment of two times the product of his base salary times 0.33. In the event that Mr. Monroe’s employment is terminated in a “Termination Upon a Change in Control” (as such term is defined in the Monroe Employment Agreement), Mr. Monroe shall be entitled to receive severance compensation equal to three times his then current base salary, plus an amount equal to the greater of: (i) two times the average annual cash bonus, if any, earned by Mr. Monroe in the two years immediately preceding the date of termination; and (ii) two times the product of his base salary times 0.33.

Mr. Monroe does not have a family relationship with any of the current officers or directors of the Company. There are no arrangements or understandings between Mr. Monroe and any other person pursuant to which Mr. Monroe was appointed to serve as Chief Financial Officer. There is no currently proposed transaction, and since the beginning of fiscal year 2022 there has not been any transaction, involving the Company and Mr. Monroe which was a related person transaction within the meaning of Item 404(a) of Regulation S-K.

The foregoing description of the Monroe Employment Agreement is not complete and is qualified in its entirety by the full text of the Monroe Employment Agreement, which is attached hereto as Exhibit 10.1, and is incorporated by reference herein.

Mr. Monroe will succeed David H. Dupuy as the Company’s Chief Financial Officer. Mr. Dupuy, who has served as the Company’s Chief Financial Officer since 2019, was appointed to be the Company’s Chief Executive Officer on March 6, 2023.

Item 7.01	Regulation FD Disclosure.

On May 17, 2023, the Company issued a press release (the “Press Release”) announcing the appointment of Mr. Monroe as Chief Financial Officer. A copy of the Press Release is furnished as Exhibit 99.1 and incorporated by reference herein.

Pursuant to the rules and regulations of the Securities and Exchange Commission, the information in this Item 7.01 disclosure, including Exhibit 99.1 and the information set forth therein, is deemed to have been furnished and shall not be deemed to be “filed” under the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibits

10.1	Employment Agreement, effective June 1, 2023, between Community Healthcare Trust Incorporated and William G. Monroe IV

99.1	Press Release, dated May 17, 2023

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY HEALTHCARE TRUST INCORPORATED

Date: May 17, 2023	By:	/s/ Leigh Ann Stach
	Name:	Leigh Ann Stach
	Title:	Executive Vice President and Chief Accounting Officer